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                                                                    EXHIBIT 99.5

                           FORM OF AFFILIATE LETTER
                                August 13, 1998

________________________
________________________
________________________


Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of ___________________, a corporation organized under the laws of the State of Israel (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or
(ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement dated as of August __, 1998 (the "Acquisition Agreement") between _____________________, a Delaware corporation (the "Buyer") and the Company, all of the issued and outstanding Ordinary Shares, NIS 0.01 par value, of the Company (the "Company Stock") will be exchanged for newly issued shares of common stock, par value $. 001 per share, of Buyer (the "Buyer Stock"), after which the Company will be a wholly owned subsidiary of the Buyer (the "Exchange"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Acquisition Agreement.

     As a result of the Exchange, I may receive Buyer Stock in exchange for Company Stock owned by me or purchasable upon exercise of stock options.

     1. I represent, warrant and covenant to Buyer that in the event I receive any Buyer Stock as a result of the Exchange:

          A. I shall not make any sale, transfer or other disposition of any Buyer Stock in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Acquisition Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Buyer Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of the Buyer Stock to me pursuant to the Exchange has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Exchange is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the sale, transfer or other distribution by me of the Buyer Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Buyer Stock issued to me in the Exchange unless (i) such sale, transfer or other disposition is made in conformity with the volume limitations and other conditions of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the written opinion of counsel reasonably acceptable to Buyer,
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August 13, 1998
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such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Buyer is under no obligation to register the sale, transfer or other disposition of any Buyer Stock by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that there will be placed on the certificates for the Buyer Stock issued to me, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AFFILIATE LETTER DATED AUGUST __, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND ___________________, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF _________________________. "

          F. I also understand that unless a sale, transfer or other disposition is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Buyer reserves the right to put the following legend on the certificates issued to my transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

          G. I further represent to, and covenant with, Buyer that I will not, during the 30 days prior to the Closing Date (as defined in the Acquisition Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Company Stock or shares of the capital stock of Buyer that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Buyer Stock received by me in the Exchange or any other shares of the capital stock of Buyer until after such time as results covering at least 30 days of post-Exchange combined operations of the Company and Buyer have been published by Buyer, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined
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August 13, 1998
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results of operations.  Buyer shall notify the "affiliates" of the publication of such results.

          H. I understand that during the period described in paragraph 2(G) above, subject to providing written notice to Buyer and the other restrictions set forth below, and to the extent permitted under the "pooling of interest" accounting rules and applicable securities laws, I will be permitted to sell up to 10% of the Buyer Stock (the "10% Stock") received by me or the Company Stock owned by me or to make charitable contributions or bona fide gifts of the Buyer Stock received by me or the Company Stock owned by me, subject to the same restrictions. I agree that I will give Buyer not less than five (5) business days notice prior to making any sales, charitable contributions or gifts as contemplated under this paragraph, that I will provide any information reasonably requested by Buyer or Buyer's accounting firm regarding any such sale, charitable contribution or gift, and that I will refrain from making such sales, charitable contributions or gifts if Buyer determines, after consultation with its accounting firm, that such transaction could preclude the Exchange from being accounted for as a "pooling of interests." The 10% Stock shall be calculated in accordance with SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76.

          I. I have, and as of the Closing Date will have, no present plan or intention (a "Plan") to sell, transfer, exchange, or otherwise dispose of, to the Buyer or any party related to Buyer or the Company or any party related to the Company within the meaning of Treas. Regs. (S) 1.368-1(e) (any of the foregoing, a "Sale"), the Buyer Stock that I may acquire in connection with the Exchange, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto, or that may be issued or delivered in exchange or substitution therefor. I might, however, make a Sale of Buyer Stock to Buyer in exchange for other shares of Buyer Stock pursuant to a "cashless" exercise of options or otherwise. I am not aware of, or participating in, any Plan on the part of the Company stockholders to engage in Sales of the shares of Buyer Stock to be issued in the Exchange. If any of my representations in this Section l(I) cease to be true at any time prior to the Closing Date, I will deliver to each of the Company and Buyer, prior to the Closing Date, an executed written statement to that effect.

          J. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     2. By Buyer's acceptance of this letter, Buyer hereby agrees with me as follows:

          A. For so long as and to the extent necessary to permit me to sell the Buyer Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Buyer shall use its reasonable best efforts to file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

          B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Buyer Stock received in the Exchange and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Buyer Stock received in the Exchange and the
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August 13, 1998
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provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii)
the Buyer has received either a written opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Buyer, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     3. I agree that if I breach the representations, warranties or covenants contained in this letter I will hold the Company and the Buyer harmless from and against, any and all demands, causes of action, proceedings, losses, damages, expenses, liabilities, fines, penalties, deficiencies, judgments or costs ("Damages"), at any time and from time to time asserted against or incurred by either of the Company or Buyer insofar as such Damages are based on my breach or nonfulfillment of the representations, warranties and covenants contained in this letter, including, any such Damages arising out of or relating to the Buyer's inability to treat the Exchange as a "pooling of interest."

                                    Very truly yours,


                                    _____________________________
                                    Name:



Agreed and accepted this _______ day
of ______________________, 1998, by



By:  _____________________________________
     Name:
     Title:

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